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EXHIBIT 4.6

                                    AMENDMENT

         This Amendment ("AMENDMENT") is made to each of the Securities Purchase Agreements (each a "SECURITIES PURCHASE AGREEMENT" and, collectively, the "SECURITIES PURCHASE AGREEMENTS") and the Registration Rights Agreements (each a "REGISTRATION RIGHTS AGREEMENT" and, collectively, the "REGISTRATION RIGHTS AGREEMENTS"), in each case between Advanced Technology Industries, Inc. (the "COMPANY") and each Purchaser, as the case may be, listed on the execution page hereof (each, a "PURCHASER" and collectively, the "PURCHASERS") and each of the 9% Convertible Debentures due August 20, 2006 issued to the Purchasers (the "DEBENTURES") by the Company.

          WHEREAS, the Company has requested that the Purchasers amend, among other things, the Trigger Date (as defined in the applicable Debentures), the Required Filing Date (as defined in the applicable Registration Rights Agreement) and the Initial Required Effective Date (as defined in the applicable Registration Rights Agreement);

         For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

         1. TRIGGER DATE. Section 4(d) of each of the Debentures is hereby amended by deleting the date "July 1, 2005" set forth therein and inserting in lieu thereof the date "September 23, 2005".

         2. HEDGING TRANSACTIONS. The first sentence of Section 4(i) of each of the Securities Purchase Agreements is hereby amended and restated as follows:

                  "Each Lender agrees that as long as it or any of its Affiliates holds any Securities it shall not, and such Lender shall cause it Affiliates not to, hold any short sale position or any hedging position with respect to any Company Securities in excess of $25,000; provided that, notwithstanding the foregoing, any such Lender or such Affiliates may enter into any such short position or hedging position (i) prior to the Effective Date, at any time during any period that that the bid price for the Common Stock as reported by the Reporting Service is equal to or greater than $0.25 (and such Lender or such Affiliate shall be entitled to hold such short position or hedging position entered into pursuant to this clause (i) even if the bid price for the Common Stock declines to less than $0.25) and (ii) in connection with a conversion under the Debenture or an exercise of the Warrants."

         3. REQUIRED FILING DATE. Section 1(j) of each of the Registration Rights Agreements is hereby amended by deleting the date "May 31, 2005" set forth therein and inserting in lieu thereof the date "October 5, 2005".

         4. INITIAL REQUIRED EFFECTIVE DATE. Section 2(a)(i) of each of the Registration Rights Agreements is hereby amended by deleting the date "July 1, 2005" set forth therein and inserting in lieu thereof the date "November 30, 2005".


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         5.       OTHER REGISTRATION RIGHTS AGREEMENTS. Section 5(b) of each of the Registration Rights Agreements is hereby amended and restated as follows:

                  "Except for the Registration Rights Agreements attached as Exhibits to the Company's Annual Report on Form 10-KSB for the year ended December 31, 2004 (the "Filed Registration Rights Agreements") neither the Company nor any of its subsidiaries has, as of the date hereof, nor shall the Company nor any of its subsidiaries, on or after the date of this Agreement, enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. Except for the Filed Registration Rights Agreements neither the Company nor any of its subsidiaries has previously entered into any agreement granting any registration rights with respect to any of its securities to any Person that is currently in effect. The Company shall be entitled to include all the shares required to be registered hereunder, under the Filed Registration Rights Agreements and under any registration rights agreement entered into after the date of this Agreement and prior to August 15, 2005, that is not inconsistent with the rights granted to the Holders in this Agreement or that otherwise conflicts with the provisions hereof on a single registration statement under the Securities Act."

         6. WAIVER. Each Purchaser hereby waives any Events of Default (as defined in the applicable Debentures) and any breach under the applicable Registration Rights Agreement and the applicable Securities Purchase Agreement, in each case existing on the date hereof.

         7. CONSIDERATION. In consideration for the amendments described herein the Company shall issue to each Purchaser such Purchaser's pro rata portion (based on the aggregate principal amount outstanding under the Debentures issued to such Purchaser to the aggregate principal amount outstanding under the Debentures issued to all the Purchasers) of additional Debentures in the aggregate principal amount equal to $45,000 and shall grant to each Purchaser a lien and security interest in certain collateral pursuant to the terms and conditions of a Security Agreement attached hereto as Exhibit A. Such Debentures shall be issued on the date hereof and held by Krieger & Prager LLP, as escrow agent, to be released to the Purchasers if the Proxy Statement (as defined below) is filed by the Proxy Filing Date (as defined below) and to be returned to the Company for cancellation if the Proxy Statement is not filed by the Proxy Filing Date and this Amendment is terminated pursuant to Section 9 hereof.

         8. REGISTRATION STATEMENT PENALTIES. Notwithstanding anything herein to the contrary, the Periodic Amount (as defined in the applicable Registration Rights Agreement) shall continue to accrue under the terms set forth in Section 2 of the applicable Registration Rights Agreement as if the amendments described in Sections 3 and 4 hereof were not effected; provided that such Periodic Amount shall not be due and


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                  payable until the earlier of (a) the Effective Date (as
                  defined in the applicable Registration Rights Agreement) and
                  (b) with respect to such Periodic Amounts relating to (i) the Required Filing Date (as defined in the applicable Registration Rights Agreement), such date as amended in
                  Section 3 hereof, and (ii) the Initial Required Effective Date (as defined in the applicable Registration Rights Agreement), such date as amended in Section 4 hereof.

         9. FILING OF FORM 8-K. Within four (4) business days of the date hereof, the Company shall file a Current Report on Form 8-K with the Securities and Exchange Commission (the "SEC") disclosing the material terms of this Amendment and attaching this Amendment as an exhibit thereto.

         10. PROXY. This Amendment shall become effective as of the date hereof but shall terminate and be of no force and effect if the proxy statement (the "PROXY STATEMENT") relating to the meeting of the stockholders of the Company to, among other things, approve the Certificate of Incorporation Amendment (as defined in the applicable Securities Purchase Agreement) has not been filed with the SEC by the fifth day following the date hereof (the "PROXY FILING DATE").

         11. EFFECT ON AGREEMENTS. Except as expressly set forth above, all of the terms and conditions of the Securities Purchase Agreements, the Debentures and the Registration Rights Agreements as heretofore amended, shall continue in full force and effect after the execution of this Amendment, and shall not in any way be changed, modified or superseded.

         12. GOVERNING LAW. This Amendment and any claims arising hereunder shall be construed and governed by the laws of the State of New York.



                              *********************

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         Executed as of July 19, 2005 by the undersigned duly authorized representatives of the Company and each Purchaser:


ADVANCED TECHNOLOGY                          THE GROSS FOUNDATION, INC.
INDUSTRIES, INC.

By:                                          By:
    --------------------------                   -------------------------------
    Name:                                        Name:
    Title:                                       Title:



                                             DOUBLE U MASTER FUND, L.P.

                                             By:
                                                 -------------------------------
                                                 Name:
                                                 Title:


                                             PLATINUM PARTNERS VALUE ARBITRAGE
                                             FUND, L.P.

                                             By:
                                                 -------------------------------
                                                 Name:
                                                 Title:


                                             JM INVESTORS, INC.

                                             By:
                                                 -------------------------------
                                                 Name:
                                                 Title: